Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between John Pierantoni (“Employee”) and TrueCar, Inc. (“Company”) (collectively, “Parties” or individually, a “Party”).

RECITALS

WHEREAS, Employee is employed at-will by the Company;

WHEREAS, Employee signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company dated as of December 2, 2013 (the “Confidentiality Agreement”);

WHEREAS, Employee signed an Employment Agreement with the Company entered into as of August 18, 2015 (the “Employment Agreement”);

WHEREAS, the Company and Employee have entered into Stock Option Agreements granted as of the dates indicated in Exhibit A hereto, pursuant to which Employee was granted the option to purchase shares of the Company’s common stock (each such grant, an “Option” and together, the “Options”) and have entered into Restricted Stock Unit Award Agreements granted as of the dates indicated in Exhibit A hereto, granting Employee the right to receive an award of restricted stock units (each such award, an “RSU Award” and together, the “RSU Awards”), each subject to the terms and conditions of the Company’s 2014 Equity Incentive Plan (the “Plan”), and the terms and conditions of the Stock Option Agreement or the Restricted Stock Unit Award Agreement, as applicable, related to the award (collectively with the Plan, “Stock Agreements”);

WHEREAS, Employee’s employment with the Company is expected to terminate effective March 31, 2019 (the “Planned Termination Date” and Employee’s actual date of employment termination, the “Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.    Consideration.    In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, including service through the Planned Termination Date, and provided that Employee does not revoke the Agreement under Section 6 below, the Company agrees as follows:

a.    Post-Employment Consulting Services. Conditioned upon Employee’s timely execution of this Agreement, the Company agrees to retain Employee to perform services for the Company as a Consultant, in which role he shall provide consulting services (“Consulting Services”) to the Company as an independent contractor pursuant to the terms of the Consulting Agreement attached hereto as Exhibit B (the “Consulting Agreement”). The term during which Employee shall provide Consulting Services shall hereinafter be referred to as the “Consulting Term.” Nothing in this Agreement or the Consulting Agreement pertaining to Employee’s anticipated role as a Consultant shall in any way be construed to constitute Employee as a continuing agent, officer, employee, or representative of the Company after the Termination Date, but Employee shall perform the services under the Consulting Agreement solely as an independent contractor. For purposes of clarification, there shall be no break of service between the Termination Date and the commencement of the Consulting Services.

b.    General. Employee acknowledges that without this Agreement, he is otherwise not entitled to the consideration listed in this Section 1.

2.    Equity. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Employee is entitled to purchase from the Company, pursuant to the exercise of the outstanding Options, or that Employee has vested in pursuant to the RSU Awards, Employee will have vested in the number of shares subject to the Options and the RSU Awards as listed on Exhibit A-1 hereto, provided Employee is employed through the Planned Termination Date of March 31, 2019. Employee acknowledges that, as noted in Exhibit A-1, if the actual Termination Date is different than March 31, 2019, the number of shares subject to the Options that will have vested as of the actual Termination Date and the number of shares subject to the RSU Awards that will have vested as of the actual Termination Date may differ from the numbers shown on Exhibit A-1. In addition, Exhibit A-2 hereto sets forth the number of shares subject to Employee’s Options and RSU Awards that Employee will vest in through the Consulting Term if the Consulting Term lasts through March 31, 2020; if the actual date Employee ceases to be a Service Provider (as defined in the Plan) is different than March 31, 2020, the number of shares subject to the Options and RSU Awards that will have vested as of the actual date Employee ceases to be a Service Provider may differ from the numbers shown on Exhibit A-2. The exercise of Employee’s vested Options, the shares purchased thereunder and Employee’s RSU Awards shall continue to be governed by the terms and conditions of the applicable Stock Agreements. For purposes of clarification, any post-termination exercise period for purposes of exercising the vested portion of the Options shall not commence until the termination of the Consulting Term.

3.    Benefits. Employee’s health insurance benefits shall cease on the last day of the month of his Termination Date, subject to Employee’s right to continue his health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, will cease as of the Termination Date.

4.    Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, and the payment of any accrued vacation/paid time off, which shall be timely paid, and the payment of wages owed through the Termination Date, the Company has paid or provided all salary, wages, bonuses, premiums, leaves, vacation, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

5.    Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a.    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship, including claims under the Employment Agreement or other agreement with the Company;

b.    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment; constructive discharge; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Reform and Control Act; the National Labor Relations Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; the California Fair Employment and Housing Act; the Unruh Civil Rights Act; the California Equal Pay Law; the California Unfair Business Practices Act; and the California Worker Adjustment and Retraining Notification Act;

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.    any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released.

Notwithstanding any other provision of this Agreement, this release does not extend to (i) any obligations incurred under this Agreement; (ii) Employee’s rights to receive accrued but unpaid base salary wages owed through the Effective Date; (iii) health, disability or life insurance benefits payable in accordance with the Company’s employee benefit plans; (iv) any rights with respect to director and officer indemnification pursuant to the Articles of Incorporation and/or bylaws of the Company and all written agreements for indemnification, exculpation of liability or advancement of expenses, in effect as of the Effective Date between the Company and any of its current or former directors and officers, as well as any indemnification or contribution rights afforded to Employee under applicable state or federal law, including without limitation all such claims arising out of Milbeck v. TrueCar et al. (C.D. Cal.) and Drulias v. Guthrie et al. (C.D. Cal.), and any subsequently-filed cases alleging similar claims in any state or federal court; or (v) claims that cannot be released as a matter of law, including any Protected Activity (as defined below). Employee represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

6.    Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the twenty-one (21)-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the twenty-one (21)-day period.

7.    California Civil Code Section 1542. Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect, except as provided in Section 5.

8.    No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees with respect to the claims herein released.

9.    Confidentiality. Subject to Section 27 governing Protected Activity, Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s attorney(s), and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that he will not publicize, directly or indirectly, any Separation Information.

10.    Trade Secrets and Confidential Information/Company Property. Subject to Section 27 governing Protected Activity, Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and nonsolicitation of Company employees. No later than the Termination Date, Employee will return all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Employee).

11.    No Cooperation. Subject to Section 27 governing Protected Activity, Employee agrees that he will not knowingly encourage, advise, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature,, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

12.    Nondisparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department.

13.    Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

14.    No Admission of Liability. Employee understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

15.    Nonsolicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company.

16.    Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

17.    Taxes; Section 409A; Limitations on Payments.

a.    Taxes; Section 409A. Employee agrees and understands that he is responsible for payment, if any, of personal local, personal state, and/or personal federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. It is intended that none of the payments or benefits under this

Agreement will constitute deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), any final regulations and guidance under that statute, and any applicable state law equivalent, as each may be amended or promulgated from time to time (together, “Section 409A”), but rather such payments and benefits will be exempt from, or if not exempt from will comply with, Section 409A so that none of the payments to be provided under this Agreement will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms will be interpreted in such manner. Each payment, installment and benefit payable under this Agreement or otherwise is intended to constitute a separate payment under Treasury Regulation Section 1.409A- 2(b)(2). Notwithstanding the foregoing, if and to the extent necessary to avoid subjecting Employee to an additional tax under Section 409A, any payments or benefits deemed to be separation-related deferred compensation (within the meaning of Section 409A), whether under this Agreement or any other arrangement, payable to Employee will be delayed until the date that is six (6) months and one (1) day following Employee’s separation from service (within the meaning of Section 409A), except that in the event of Employee’s death, any such delayed payments will be paid as soon as practicable after the date of Employee’s death, and in each case all subsequent payments and benefits will be payable in accordance with the payment schedule applicable to such payment or benefit. In no event will the Company reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A. In no event will Employee have discretion to determine the taxable year of payment of any separation-related payments.

b.    Limitation on Payments. In the event that any payment or benefits provided for in this Agreement or otherwise payable to Employee (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 17.b, would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will be either:

i.    delivered in full, or

ii.    delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Employee on an after-tax basis, of the greatest amount of severance or change in control-related or other payments or benefits, notwithstanding that all or some portion of such payments or benefits may be taxable under Section 4999 of the Code. If a reduction in payments or benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: (i) reduction of cash payments, which will occur in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (ii) reduction of acceleration of vesting of equity awards, which will occur in the reverse order of the date of grant for such stock awards (i.e., the vesting of the most recently granted stock awards will be reduced first); and (iii) reduction of other benefits paid or provided to the Employee, which will occur in reverse chronological order such that the benefit owed on the latest date following the occurrence of the event triggering such excise tax will be the first benefit to be reduced. If more than one equity award was made to the Employee on the same date of grant, all such awards will have their acceleration of vesting reduced pro rata. In no event will Employee have any discretion with respect to the ordering of payment reductions.

Unless the Company and Employee otherwise agree in writing, any determination required under this Section 17.b will be made in writing by a nationally recognized firm of independent public accountants selected by the Company (the “Accountants”), whose determination will be conclusive and binding upon Employee and the Company for all purposes. For purposes of making the calculations required by this Section 17.b, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Employee will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 17.b.

18.    Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through his to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

19.    No Representations. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

20.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

21.    Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or affect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

22.    Entire Agreement. Except as provided in Section 5, this Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, including, but not limited to, the Employment Agreement, with the exception of the Confidentiality Agreement (other than as specified in Section 27) and the Stock Agreements.

23.    No Oral Modification. This Agreement may only be amended in a writing signed by Employee and an authorized officer of the Company.

24.    Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice/conflict of law provisions. Employee consents to personal and exclusive jurisdiction and venue in the applicable state or federal courts in Los Angeles County, California.

25.    Effective Date. Employee understands that this Agreement shall be null and void if not executed by him within twenty-one (21) days from the date this Agreement is presented. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (“Effective Date”).

26.    Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

27.    Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this paragraph is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

28.    Voluntary Execution of Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)    he has read this Agreement;

(b)    he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)    he understands the terms and consequences of this Agreement and of the releases it contains; and

(d)    he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

AGREED AND ACCEPTED:

John Pierantoni, an individual

Dated: March 20, 2019                /s/ John Pierantoni
John Pierantoni

TRUECAR, INC.

Dated: March 20, 2019                By /s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary

EXHIBIT A-1

EMPLOYEE’S OPTIONS AND RSUs AS OF TERMINATION DATE*

Grant No.	Grant Date	Grant Type	Type	Shares Granted	Option Price	Options Exercised / RSUs Released	Cancelled / Forfeited	Shares Outstanding at 3/31/2019	Exercisable Options / Pending RSU Releases	Total Vested Shares	Total Unvested Shares
ZA2239IS	02/07/2014	ISO	Options	50,510	$9.255	43,218	-	7,292	7,292	50,510	-
ZA2239NQ	02/07/2014	NQ	Options	66,156	$9.255	5,000	-	61,156	61,156	66,156	-
N1608006	08/11/2016	NQ	Options	72,280	$10.850	-	-	72,280	49,692	49,692	22,588
N1706063	06/10/2017	NQ	Options	48,000	$18.910	-	-	48,000	4,800	4,800	43,200
N1706014	06/10/2017	NQ	Options	28,368	$18.910	-	-	28,368	12,411	12,411	15,957
N1805008	05/12/2018	NQ	Options	23,211	$9.590	-	-	23,211	5,319	5,319	17,892
ZA2619IS	05/15/2014	ISO	Options	5,662	$12.810	-	649	5,013	5,013	5,013	-
ZA2619NQ	05/15/2014	PSO	Options	69,336	$12.810	-	7,975	61,361	61,361	61,361	-
ZA3018OA	05/21/2014	PSU	RSUs	11,260	$ -	9,966	1,294	-	-	9,966	-
ZA3734	03/12/2015	RSU	RSUs	1,195	$ -	1,195	-	-	-	1,195	-
R1505289	05/28/2015	RSU	RSUs	8,333	$ -	8,333	-	-	-	8,333	-
R1510012	10/01/2015	RSU	RSUs	22,840	$ -	19,985	-	2,855	-	19,985	2,855
R1601021	01/27/2016	RSU	RSUs	10,660	$ -	8,661	-	1,999	-	8,661	1,999
R1607006	07/01/2016	RSU	RSUs	31,720	$ -	21,807	-	9,913	-	21,807	9,913
R1706014	06/10/2017	RSU	RSUs	4,720	$ -	2,065	-	2,655	-	2,065	2,655
R1805632	05/12/2018	RSU	RSUs	19,324	$ -	-	-	19,324	-	-	19,324
R1805008	05/12/2018	RSU	RSUs	25,455	$ -	4,772	-	20,683	-	4,772	20,683
R1806014	06/13/2018	RSU	RSUs	1,506	$ -	1,506	-	-	-	1,506	-
R181100	11/27/2018	RSU	RSUs	1,087	$ -	272	-	815	-	272	815
	03/15/2019	RSU	RSUs	2,133	$ -	-	-	2,133	-	-	2,133
				503,756		126,780	9,918	367,058	207,044	333,824	160,014

* This assumes continued service through March 31, 2019 and no further Option exercises through such date. If the Termination Date is different than March 31, 2019, the number of shares subject to the Options and RSU Awards that will have vested as of the Termination Date may differ from the numbers shown in this table. Similarly, if options are exercised on or prior to such date, the shares outstanding as of such date may differ from the numbers shown in this table.

EXHIBIT A-2

EMPLOYEE’S OPTIONS AND RSUs AS OF THE END OF CONSULTING TERM*

Grant No.	Grant Date	Grant Type	Type	Shares Granted	Option Price	Options Exercised / RSUs Released	Cancelled / Forfeited	Shares Outstanding at 3/31/2020	Exercisable Options / Pending RSU Releases	Total Vested Shares	Total Unvested Shares
ZA2239IS	02/07/2014	ISO	Options	50,510	$9.255	43,218	-	7,292	7,292	50,510	-
ZA2239NQ	02/07/2014	NQ	Options	66,156	$9.255	5,000	-	61,156	61,156	66,156	-
N1608006	08/11/2016	NQ	Options	72,280	$10.850	-	-	72,280	67,762	67,762	4,518
N1706063	06/10/2017	NQ	Options	48,000	$18.910	-	-	48,000	14,400	14,400	33,600
N1706014	06/10/2017	NQ	Options	28,368	$18.910	-	-	28,368	19,503	19,503	8,865
N1805008	05/12/2018	NQ	Options	23,211	$9.590	-	-	23,211	11,121	11,121	12,090
ZA2619IS	05/15/2014	ISO	Options	5,662	$12.810	-	649	5,013	5,013	5,013	-
ZA2619NQ	05/15/2014	PSO	Options	69,336	$12.810	-	7,975	61,361	61,361	61,361	-
ZA3018OA	05/21/2014	PSU	RSUs	11,260	$ -	9,966	1,294	-	-	9,966	-
ZA3734	03/12/2015	RSU	RSUs	1,195	$ -	1,195	-	-	-	1,195	-
R1505289	05/28/2015	RSU	RSUs	8,333	$ -	8,333	-	-	-	8,333	-
R1510012	10/01/2015	RSU	RSUs	22,840	$ -	19,985	-	-	2,855	22,840	-
R1601021	01/27/2016	RSU	RSUs	10,660	$ -	8,661	-	-	1,999	10,660	-
R1607006	07/01/2016	RSU	RSUs	31,720	$ -	21,807	-	1,983	7,930	29,737	1,983
R1706014	06/10/2017	RSU	RSUs	4,720	$ -	2,065	-	1,475	1,180	3,245	1,475
R1805632	05/12/2018	RSU	RSUs	19,324	$ -	-	-	-	19,324	19,324	-
R1805008	05/12/2018	RSU	RSUs	25,455	$ -	4,772	-	14,319	6,364	11,136	14,319
R1806014	06/13/2018	RSU	RSUs	1,506	$ -	1,506	-	-	-	1,506	-
R181100	11/27/2018	RSU	RSUs	1,087	$ -	272	-	-	815	1,087	-
	03/15/2019	RSU	RSUs	2,133	$ -	-	-	-	2,133	2,133	-
				503,756		126,780	9,918	324,458	290,208	416,988	76,850

* This assumes continued service through March 31, 2020 and no further Option exercises through such date. If the date Employee ceases to be a Service Provider is different than March 31, 2020, the number of shares subject to the Options and RSU Awards that will have vested as of such date may differ from the numbers shown in this table. Similarly, if options are exercised on or prior to such date, the shares outstanding as of such date may differ from the numbers shown in this table.

EXHIBIT B

CONSULTING AGREEMENT